Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form S-8 Registration Statement of Crown Equity Holdings Inc. of our report dated April 18, 2008, relating to the financial statements of Crown Equity Holdings Inc. as of and for the years ended December 31, 2007 and 2006, which is incorporated by reference into such Form S-8.

Malone & Bailey, PC
Houston, Texas

Dated: April 29, 2008